UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Alfi, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40294	30-1107078
(Commission File Number)	(IRS Employer Identification No.)

428 Lenox Avenue, Suite 547

Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (305) 395-4520

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	ALF	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.57	ALFIW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On June 23, 2021, the Board of Directors (the “Board”) of Alfi, Inc. (the “Company”) authorized and approved a share repurchase program for up to $2 million of the currently outstanding shares of the Company’s common stock, par value $0.0001 (“Common Stock”). The timing, price and volume of repurchases will be based on market conditions, relevant securities laws and other factors. The repurchases may be made from time to time, through solicited or unsolicited transactions in the open market, in privately negotiated transactions or pursuant to a share repurchase trading plan. The Company’s stock repurchase program may be discontinued or amended at any time.

In connection with the Company’s previously announced initial public offering, the Company sold 4,291,045 warrants to purchase 4,291,045 shares of Common Stock at an exercise price of $4.57 with an exercise period of five years. As of June 22, 2021, 1,896,855 warrants have been exercised, resulting in proceeds to the Company of $8,668,627 having a dilutive effect on the Company’s Common Stock. The Board approved the share repurchase program to offset the dilutive effect of the shares issued upon exercise of the warrants.

The Company issued a press releases announcing these matters which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated June 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALFI, INC.

Date: June 23, 2021	By:	/s/ Paul Pereira
Paul Pereira
Chief Executive Officer